EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3: No. 333-132606 and Form S-8: Nos. 333-100001, 333-99989, 333-46678, 333-36793, 333-36409 and 333-135696) of State Corporation, of our reports dated February 26, 2009, with respect to the consolidated financial statements of State Street Corporation and the effectiveness of internal control over financial reporting of State Street Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Boston, Massachusetts

February 26, 2009